Exhibit 1


                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                              Three months ended
                                                                  March 31, 2002
                                                           ($ million, except ratios)
                                                                   (Unaudited)

Profit before taxation                                                2,089

Group's share of income in excess of dividends
of joint ventures and associated undertakings                           (82)

Captalized interest                                                     (15)
                                                                    -------
Profit as adjusted                                                    1,992
                                                                    -------

Fixed charges:

   Interest  net of  interest  expense  of joint  ventures  and associated undertakings and unwinding of discount and change
   in discount rate for provisions                                      252
   Rental expense representative of interest                            108
   Capitalized interest                                                  15
                                                                    -------
                                                                        375
                                                                    -------
Total adjusted earnings available for payment of fixed charges        2,367
                                                                    =======

Ratio of earnings to fixed charges                                      6.3
                                                                    =======

Total adjusted earnings available for payment of fixed charges, after taking account of adjustments to profit before taxation
to accord  with US GAAP (a)                                           3,297
                                                                    =======
Ratio of earnings to fixed charges with  adjustments
to accord with US GAAP                                                  8.8
                                                                    =======

_______________

(a)  See Note 15 of Notes to Consolidated Financial Statements.